Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Record First Quarter Revenues, Carloads, Operating Income,
Operating Ratio and Earnings per Share

First Quarter 2017 Results

•	Record first quarter revenues of $610 million, an increase of 8% over first quarter 2016 on a 6% increase in carloads

•	Operating income of $211 million, a first quarter record and 12% higher than prior year

•	Record first quarter operating ratio of 65.4%, a 1.2 point improvement over first quarter 2016

•
Diluted earnings per share of $1.38, an increase of 39% over first quarter 2016. Adjusted diluted earnings per share of $1.17, an increase of 14% over first quarter 2016. Both diluted and adjusted diluted earnings per share were first quarter records.

Kansas City, Mo., April 21, 2017. Kansas City Southern (KCS) (NYSE:KSU) reported first quarter 2017 revenues of $610 million, an increase of 8% over first quarter 2016. Overall carload volumes were 541 thousand, 6% higher compared to first quarter 2016. Excluding the estimated impact of Mexican peso depreciation, revenue increased by 11% compared to the first quarter of 2016.

First quarter 2017 revenues increased in four commodity groups, led by a 64% increase in Energy and a 25% increase in Automotive. Revenues from Chemical & Petroleum and Agriculture & Minerals were also positive with increases of 8% and 6%, respectively, compared to the first quarter of 2016. These increases were partially offset by declines in Intermodal and Industrial & Consumer of 2% and 1%, respectively, compared to the first quarter of 2016.

Operating expenses in the first quarter were $399 million, 6% higher than 2016. Excluding the estimated impact of Mexican peso depreciation, operating expenses increased 9% compared to the first quarter of 2016.

Operating income for the first quarter of 2017 was $211 million, an increase of 12% from the first quarter 2016. KCS reported a first quarter operating ratio of 65.4%, a 1.2 point improvement over first quarter 2016. Reported net income in the first quarter of 2017 totaled $147 million, or $1.38 per diluted share, compared with $108 million, or $0.99 per diluted share, in the first quarter of 2016. Excluding the impacts of foreign exchange rate fluctuations, adjusted diluted earnings per share for first quarter 2017 was $1.17, compared to $1.03 in first quarter 2016.

“Kansas City Southern is pleased with the return of year-over-year revenue and volume growth in first quarter 2017,” stated Kansas City Southern’s President and Chief Executive Officer Patrick J. Ottensmeyer. “We all remain focused on operational improvements and longer-term growth drivers and are excited to see some of these opportunities, such as refined products movements, materialize in 2017.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended March 31, 2017
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$237.9	$91.0	$146.9	$1.38
Adjustments for:
Foreign exchange gain	(46.8)	(14.1)	(32.7)	(0.31)
Foreign exchange component of income taxes	—	(10.3)	10.3	0.10
Adjusted	$191.1	$66.6	124.5
Less: Noncontrolling interest and preferred
stock dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$124.1	$1.17

	Three Months Ended March 31, 2016
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$164.9	$56.8	$108.1	$0.99
Adjustments for:
Foreign exchange loss	3.5	1.0	2.5	0.03
Foreign exchange component of income taxes	—	(1.1)	1.1	0.01
Adjusted	$168.4	$56.7	111.7
Less: Noncontrolling interest and preferred
stock dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$111.3	$1.03

GAAP Reconciliations (continued)
($ in millions)

Revenue Change Excluding Estimated Foreign Exchange Impact

		Change %
Reported revenues for the three months ended March 31, 2017	$609.5
Reported revenues for the three months ended March 31, 2016	562.7
Revenue change	46.8	8%

Estimated foreign exchange impact	14.6
Revenue change excluding foreign exchange
impact - see (b) below	$61.4	11%

Operating Expense Change Excluding Estimated
Foreign Exchange Impact
		Change %
Reported operating expenses for the three months ended March 31, 2017	$398.8
Reported operating expenses for the three months ended March 31, 2016	374.8
Operating expense change	24.0	6%

Estimated foreign exchange impact	11.4
Operating expense change excluding foreign exchange
impact - see (b) below	$35.4	9%

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

(b)
The Company believes revenue and operating expense changes excluding foreign exchange impact are meaningful measures as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of fluctuations in foreign currency exchange rates by holding these rates constant between the reporting periods.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is KCSR, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry;

the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2017	2016
Revenues	$609.5	$562.7
Operating expenses:
Compensation and benefits	117.4	110.1
Purchased services	48.8	50.9
Fuel	75.4	56.8
Mexican fuel excise tax credit	(11.7)	—
Equipment costs	31.2	26.7
Depreciation and amortization	79.3	74.3
Materials and other	58.4	56.0
Total operating expenses	398.8	374.8
Operating income	210.7	187.9
Equity in net earnings of affiliates	4.0	3.9
Interest expense	(24.7)	(23.6)
Foreign exchange gain (loss)	46.8	(3.5)
Other income, net	1.1	0.2
Income before income taxes	237.9	164.9
Income tax expense	91.0	56.8
Net income	146.9	108.1
Less: Net income attributable to noncontrolling interest	0.3	0.3
Net income attributable to Kansas City Southern and subsidiaries	146.6	107.8
Preferred stock dividends	0.1	0.1
Net income available to common stockholders	$146.5	$107.7

Earnings per share:
Basic earnings per share	$1.38	$1.00
Diluted earnings per share	$1.38	$0.99

Average shares outstanding (in thousands):
Basic	106,111	108,057
Potentially dilutive common shares	215	218
Diluted	106,326	108,275

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - First Quarter 2017 and 2016

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	First Quarter		%	First Quarter		%	First Quarter		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change

Chemical & Petroleum
Chemicals	$54.6	$50.3	9%	27.5	26.4	4%	$1,985	$1,905	4%
Petroleum	38.8	35.0	11%	21.0	20.1	4%	1,848	1,741	6%
Plastics	33.1	32.0	3%	18.2	17.8	2%	1,819	1,798	1%
Total	126.5	117.3	8%	66.7	64.3	4%	1,897	1,824	4%

Industrial & Consumer Products
Forest Products	63.5	64.8	(2%)	29.6	30.5	(3%)	2,145	2,125	1%
Metals & Scrap	54.3	54.3	—	30.4	32.7	(7%)	1,786	1,661	8%
Other	22.3	22.3	—	20.8	18.7	11%	1,072	1,193	(10%)
Total	140.1	141.4	(1%)	80.8	81.9	(1%)	1,734	1,726	—

Agriculture & Minerals
Grain	66.2	63.2	5%	35.7	35.2	1%	1,854	1,795	3%
Food Products	38.3	34.9	10%	16.3	15.7	4%	2,350	2,223	6%
Ores & Minerals	4.3	4.6	(7%)	4.8	4.8	—	896	958	(6%)
Stone, Clay & Glass	7.5	7.3	3%	3.3	3.2	3%	2,273	2,281	—
Total	116.3	110.0	6%	60.1	58.9	2%	1,935	1,868	4%

Energy
Utility Coal	42.8	22.8	88%	44.5	31.8	40%	962	717	34%
Coal & Petroleum Coke	11.0	8.2	34%	16.3	14.1	16%	675	582	16%
Frac Sand	10.7	5.1	110%	7.2	4.5	60%	1,486	1,133	31%
Crude Oil	4.5	5.9	(24%)	3.7	4.8	(23%)	1,216	1,229	(1%)
Total	69.0	42.0	64%	71.7	55.2	30%	962	761	26%

Intermodal	83.5	85.1	(2%)	224.0	225.2	(1%)	373	378	(1%)

Automotive	51.3	41.0	25%	37.6	27.2	38%	1,364	1,507	(9%)

TOTAL FOR COMMODITY GROUPS	586.7	536.8	9%	540.9	512.7	6%	$1,085	$1,047	4%

Other Revenue	22.8	25.9	(12%)

TOTAL	$609.5	$562.7	8%